Exhibit 31.2

Rule 15d-14(a) Certification in Accordance with Section 302 of the Sarbanes-Oxley Act of 2002

I, Jay A. Epstein, certify that:

1.	I have reviewed this Amendment No.1 to the Annual Report on Form 10-K of NewPage Holdings Inc. for the year ended December 31, 2013;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 20, 2014	By: /s/ Jay A. Epstein
Jay A. Epstein
Senior Vice President, Chief Financial
Officer and Assistant Secretary
(Principal Financial Officer)